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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of GMS Inc. for the registration of common stock and to the incorporation by reference therein of our reports dated June 27, 2019, with respect to the consolidated financial statements of GMS Inc., and the effectiveness of internal control over financial reporting of GMS Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Atlanta, Georgia
September 4, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm